EXHIBIT Q

                           POWER OF ATTORNEY

         We, the undersigned Trustees of Catholic Values Investment Trust, a Massachusetts business trust, do hereby constitute and appoint H. Day Brigham, Jr., Peter M. Donovan, Alan R. Dynner and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacity indicated below, any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by Catholic Values Investment Trust with the
Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF I have hereunto set my hand on the date set opposite my signature.

         Name                       Capacity                       Date



s/Peter M Donovan            President, Principal Executive   December 13, 2001
-----------------              Officer and Trustee
Peter M. Donovan



s/James L. O'Connor        Treasurer, Principal Financial     December 13, 2001
------------------            and Accounting Officer
James L. O'Connor

s/H. Day Brigham, Jr.               Trustee                   December 13, 2001
--------------------
H. Day Brigham, Jr.

s/Dorcas R. Hardy                   Trustee                   December 13, 2001
------------------
Dorcas R. Hardy

s/Leland Miles                      Trustee                   December 13, 2001
-----------------
Leland Miles

s/A.M. Moody, III                   Trustee                   December 13, 2001
------------------
A.M. Moody, III

s/Lloyd F. Pierce                   Trustee                   December 13, 2001
------------------
Lloyd F. Pierce

s/Richard E. Taber                  Trustee                   December 13, 2001
-------------------
Richard E. Taber